UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

Commission File No. 333-168413

ON-AIR IMPACT, INC.

 (Exact name of small business issuer as specified in its charter)

Nevada	27-2692640
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

130 Maple Avenue, Suite 6D, Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (732)-530-7300

Not Applicable

(Former name or former address, if changed since last report.)

With Copies to:

Philip Magri, Esq.

The Sourlis Law Firm

The Courts of Red Bank

130 Maple Avenue, Suite 9B2

 Red Bank, New Jersey 07701

 Direct Dial: (954) 303-8027

T: (732) 530-9007

 F: (732) 530-9008

 philmagri@sourlislaw.com

www.sourlislaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 18, 2012, On-Air Impact, Inc., a Nevada corporation (the “Company”), sold 4,000,000 shares of Series A Convertible Preferred Stock to an accredited investor for an aggregate purchase price of $8,000.00 under Section 4(2) under the Securities Act of 1933, as amended, due to the fact that the sale of such securities did not involve a public offering of securities.

Series A Convertible Preferred Stock

On December 10, 2012, our Board designated 4,000,000 shares of Preferred Stock as “Series A Convertible Preferred Stock” and we filed a Certificate of Designation with the Secretary of State of the State of Nevada on December 10, 2012 therein designating the class. The holders of the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) may elect to convert their shares at any time and from time to time in their sole discretion. Each share of Series A Preferred Stock is convertible for 20 shares of Common Stock of the Company; provided, however, that the holder is prohibited from converting such number of shares of Series A Preferred Stock that would result in the stockholder beneficially owning more than 9.9% of the Common Stock of the Company. The holders of the Series A Preferred Stock shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada law and is superior upon the liquidation of the Company.

The conversion of any or all of the Series A Preferred Stock will dilute the Company’s outstanding Common Stock. In the event of a liquidation of the assets of the Company, the liquidation rights of the outstanding Series A Preferred Stock are superior to those of the Common Stock. After the preferential liquidation rights of the Series A Preferred Stock are satisfied, there might not be any remaining assets for the holders of the Company’s Common Stock.

The Certificate of Designation for the Series A Preferred Stock is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
3.1	Certificate of Designations for Series A Convertible Preferred Stock

10.1	Series A Convertible Preferred Stock Subscription Agreement, dated December 18, 2012, between Virginia K. Sourlis and On-Air Impact, Inc.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

ON-AIR IMPACT, INC.

Date: December 21, 2012	By:	/s/ DOROTHY WHITEHOUSE
	Name:	Dorothy Whitehouse
	Title:	Chief Executive Officer, President and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)